UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        --------------------------------
                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 16, 2007



                            HERITAGE FINANCIAL GROUP
                            ------------------------
             (Exact name of Registrant as specified in its charter)


       United States                   000-51305                45-0479535
       --------------                  ---------                ----------
(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                     Identification No.)

              310 West Oglethorpe Boulevard, Albany, Georgia 31701
              ----------------------------------------------------
                    (Address of principal executive offices)

                                 (229) 420-0000
                                 --------------
               Registrant's telephone number, including area code

                                 Not Applicable
                                 --------------
          (Former Name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS.

         On January 19, 2007, Heritage Financial Group issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2006. The full text of the press release is set forth in Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 8.01. OTHER EVENTS

         In the press release issued on January 19, 2007, the Company also announced that its Board of Directors has increased its cash dividend to $0.06 per common share from the previous rate of $0.05 per share. The increased dividend is payable on February 16, 2007, to stockholders of record as of February 2, 2007.

         Additionally, the Company announced that has completed its second stock repurchase program that was begun in October 2006. Under this program, the Company purchased 335,000 shares or approximately 10% of its currently outstanding publicly held shares of common stock.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

         (d) Exhibits.

             99       Press Release dated January 19, 2007


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  HERITAGE FINANCIAL GROUP



Date:  January 19, 2007            By:  /s/  O. Leonard Dorminey
                                        ----------------------------------------
                                         O. Leonard Dorminey
                                         President and Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit
Number                     Description of Exhibit(s)
------                     -------------------------

    99 Copy of press release issued by the Company on January 19, 2007.